31 October 2013

By Courier and Email                                                                                                     Ref: 29796.0012

Nordic American Tankers Limited
LOM Building
27 Reid Street
Hamilton HM 11
Bermuda

Dear Sirs

Re:              Nordic American Tankers Limited (the "Company")
                    Dividend Reinvestment Plan

1.               Subject of Opinion

We are lawyers duly qualified to practise in Bermuda. This opinion as to the laws of Bermuda is addressed to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form F-3 (File No. 333-187400) (such registration statement as amended and supplemented from time to time), including the exhibits thereto, (the "Registration Statement") in relation to the registration of 1,664,450 common shares of par value US$0.01 each in the share capital of the Company (the "Shares") which may be issued to eligible participants under the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

2.                Documents Examined

For the purposes of this opinion we have examined and relied upon originals or copies of the following:

2.1	the Registration Statement;

2.2	a copy of the following documents for the Company, as certified by an officer of the Company (the "Secretary") on 31 October 2013:

(a)	Certificate of Incorporation;

(b)	Memorandum of Association;

(c)	Bye-laws;

(d)	Register of Directors and Officers;

(e)	Tax Assurance Certificate; and

(f)
the Unanimous Written Resolutions adopted by the Board of Directors of the Company approving the terms of the Registration Statement and the issue of the Shares on 14 March 2013 (the "Resolutions"); and

2.3	such other documents as we have deemed necessary in order to render this opinion (together the "Documents").

A reference to a document does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto. Except as stated in this section 2, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

As to questions of fact relevant to this opinion, we have relied upon certificates issued by the Government of Bermuda or agencies thereof and by officers of the Company, which matters of fact we have not independently verified.

3.               Search

We have also relied upon our search of the documents of public record maintained by the Registrar of Companies (including the Register of Charges) made on 31 October 2013 in respect of the Company (the "Search").

4.               Opinion Limited to Bermuda Law

We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to compliance with or matters governed by Bermuda law. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof and is governed by, and should be construed in accordance with, those laws. This opinion is also limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company and is not to be relied upon in respect of any other matter.

5.               Assumptions

In giving this opinion, we have assumed:

5.1
the authenticity, accuracy and completeness of all of the Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all of the Documents submitted to us as certified, electronic or photostatic copies;

5.2	the genuineness of all signatures on the Documents submitted to us;

5.3
the truth, accuracy and completeness as at the date hereof of all representations as to factual matters, warranties and statements of fact or law, other than as to the laws of Bermuda, made in any of the Documents;

5.4
the authority, capacity and power of each of the persons signing the Documents submitted to us (other than directors or officers of the Company in relation to the Resolutions and any certification made thereby in relation to any of the Documents);

5.5	that the Directors of the Company acted in good faith upon their adoption of the Resolutions;

5.6
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any action taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

5.7
that there are no matters of fact or law (other than matters of Bermuda law) affecting the Registration Statement that have arisen since the date thereof which would affect the opinions expressed herein.

6.                Opinion

Based on and subject to the foregoing and to the reservations mentioned below and any matters not disclosed to us, we are of the opinion that:

6.1
The Shares have been duly and validly authorised and, when issued, paid for and delivered, as contemplated by the provisions of the Plan and the prospectus included in the Registration Statement, and pursuant to the Resolutions, will be validly issued, fully paid and non-assessable and free and clear of any pre-emptive or other similar rights set out in the Company's Memorandum of Association and Bye-laws.

6.2
Subject as otherwise provided in this opinion, no consent, approval, licence or authorisation of, and no filing with, or other act by or in respect of, any governmental authority, regulatory body or court in Bermuda is necessary in connection with the issuance of the Shares, except that the Registration Statement and any other offering documents must comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981 (as amended).

7.           Reservations

This opinion is subject to the following reservations:

7.1	The Search of the Register of Companies at the office of the Registrar of Companies is not conclusive and it should be noted that the Register of Companies does not reveal:

(a)
details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file, but have not actually been registered or, to the extent that they have been registered, have not been disclosed or do not appear in the public records at the date and time the search is concluded;

(b)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

(c)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981, as amended.

7.2
Any reference in this opinion to shares being "non-assessable" means, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

8.                Reliance

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm, under the captions "Legal Opinions" in the prospectus attached thereto, without admitting that we are "experts", within the meaning of the Securities Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein. We assume no responsibility to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully

MJM LIMITED